As filed with the Securities and Exchange Commission on December 9, 1998

                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              AMERICA ONLINE, INC.
               (Exact name of registrant as specified in charter)

                               Delaware 54-1322110
                (State or other jurisdiction of (I.R.S. Employer
              incorporation or organization) Identification Number)

                   22000  AOL  WAY,  DULLES,  VIRGINIA  20166-9323  (Address  of
                    principal executive offices)


       PERSONALOGIC, INC. (FORMERLY CONSUMERS EDGE, INC.) 1996 STOCK PLAN
                            (Full Title of the Plan)

                              Sheila A. Clark, Esq.
                             Acting General Counsel
                             and Assistant Secretary
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 265-1000
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                              Amount          Proposed
Title of Securities to be      to be      Maximum Offering       Proposed Maximum             Amount of
      Registered(1)         Registered   Price Per Share(2)  Aggregate Offering Price     Registration Fee

Common Stock,
$.01 par value                30,564           $14.32                $437,676                   $129

(1) Common Stock being registered hereby includes associated Preferred Share Purchase Rights, which initially are attached to and traded with the shares of the Registrant's Common Stock. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.
(2) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and
     (h) under the Securities Act as follows: for the 30,564 shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is based on the average price of $14.32 at which options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents, which have been filed by America Online, Inc., a Delaware corporation (the "Company"), with the Commission, are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-19836).

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as filed with the Commission pursuant to the Exchange Act (File No. 0-19836).

                  (c) The Company's Current Reports on Forms 8-K for events dated August 4, 1998, September 28, 1998 and November 23, 1998 filed pursuant to Section 13 or 15(d) of the 1934 Act (File No. 0-19836).

                  (d) The description of the Common Stock contained in the Company's Registration Statement on Form S-3, Registration Number 333-46633, filed on February 20, 1998 with the Commission pursuant to the Securities Act of 1933, as amended.

                  (e) The description of the preferred share purchase rights contained in the Company's registration statement on Form 8-A filed with the Commission pursuant to the Exchange Act on May 29, 1998.

                  (f) In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the indemnified party did not have reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the Delaware Corporation law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Statute"), Article Ninth of the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that:

                  To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  The Corporation  shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article Ninth.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article Ninth, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

         In  addition,   Article  Five  of  the  Registrant's  Restated  By-Laws
(Incorporated by reference herein) provides that:

                  Right to  Indemnification.  Each  person  who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

                  Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

                  Right of Indemnitees to Bring Suit. If a claim under the sections "Right to Indemnification" and "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                  Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

                  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         The directors and officers of the Registrant are covered by a policy of liability insurance.


Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

                   Exhibit No.                         Description

                       4.1 Amendment of Section A of Article 4 of the Restated Certificate of Incorporation of America Online, Inc. (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed on February 20, 1998 and incorporated herein by reference)

                       4.2          Section  B  of  Article  4,  Article  6  and
                                    Article  8 of the  Restated  Certificate  of
                                    Incorporation of the Registrant (filed as part of Exhibit 3.1 to the Registrant's Form 10-K for the year ended June 30, 1997 and incorporated herein by reference)

                       4.3 Rights Agreement dated as of May 12, 1998, including Exhibit A (Certificate of
                                    Designation   setting  forth  the  terms  of
                                    Series  A  Junior  Participating   Preferred
                                    Stock,  $.01 par value),  Exhibit B (Form of
                                    Rights  Certificate)  and Exhibit C (Summary
                                    of  Rights  to  Purchase   Series  A  Junior
                                    Participating  Preferred  Shares)  (Filed as
                                    Exhibit  4.1 to the  Registrant's  Quarterly
                                    Report  on Form 10-Q for the  quarter  ended
                                    March 31, 1998 and incorporated herein by reference.)

                       4.4 PersonaLogic, Inc. (formerly Consumers Edge, Inc.) 1996 Stock Plan and Stock Option Agreement

                        5 Opinion of Sheila A. Clark, Acting General Counsel to the Company (including the consent of such acting general counsel), regarding the legality of securities being offered

                      23.1 Consent of Sheila A. Clark, Acting General Counsel to the Company (included in her opinion filed as Exhibit 5 hereto)

                      23.2          Consent of Ernst & Young LLP

                       24           Powers of Attorney

Item 9.           Undertakings

                  (a)      The Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                             (i)    To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                             (iii) To  include  any  material  information  with
         respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
         (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, State of Virginia, on this 8th day of December, 1998.

                                 AMERICA ONLINE, INC.


                                 By:       *
                                    Stephen M. Case
                                    Chairman and Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of December, 1998, by the following persons in the capacities indicated.

           Signature                                  Title
                                         Chairman and Chief Executive Officer
             *                           (Principal Executive Officer)
--------------------------------------
      Stephen M. Case

             *                           President, Chief Operating Officer and
--------------------------------------   Director
     Robert W. Pittman

                                         Senior Vice President, Chief Financial
                                         Officer, Treasurer and Assistant
                                         Secretary (Principal Financial Officer)
      /s/J.Michael Kelly
--------------------------------------
     J. Michael Kelly

                                         Vice President, Controller and Chief
                                         Accounting and Budget Officer
                                        (Principal Accounting Officer)
             *
--------------------------------------
    James F. MacGuidwin

             *                           Director
--------------------------------------
     Daniel F. Akerson

             *                           Director
--------------------------------------
     Frank J. Caufield

             *                           Director
--------------------------------------
  Alexander M. Haig, Jr.

             *                           Director
--------------------------------------
     William N. Melton

                                         Director
--------------------------------------
     Thomas Middelhoff

                                         Director
--------------------------------------
     Colin L. Powell

                                         Director
--------------------------------------
    Franklin D. Raines



*By: /s/J.Michael Kelly
     J. Michael Kelly
     Attorney -In-Fact

                                  Exhibit Index

        Exhibit No.               Description

           4.4 PersonaLogic, Inc. (formerly Consumers Edge, Inc.) 1996 Stock Plan and Stock Option Agreement

           5 Opinion of Sheila A. Clark, Acting General Counsel to the Company (including the consent of such acting general counsel), regarding the legality of securities being offered

           23.1 Consent of Sheila A. Clark, Acting General Counsel to the Company (included in her opinion filed as Exhibit 5 hereto)

           23.2      Consent of Ernst & Young LLP

           24        Powers of Attorney